UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Ideanomics, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2021, that on October 25, 2021, the Company issued and sold to YA II PN, Ltd. (the “Investor”), and the Investor purchased from the Company, that certain Convertible Debenture dated October 25, 2021 (the “Original Debenture”) with a face amount of $75,000,000.00.

Amendment Agreement

On August 30, 2022 (the “Effective Date”), the Company and the Investor agreed to amend the terms of the Original Debenture and entered into an amendment agreement dated August 29, 2022 (the “Amendment Agreement”). As of August 29, 2022, the outstanding principal balance (the “Outstanding Balance”) of the Original Debenture was $16,717,808.55, consisting of outstanding principal of $16,666,667.00 and accrued and unpaid interest of $51,141.55.

The Amendment Agreement contains the Company’s covenants, representations and warrants, as well as other obligations and rights of the parties to the Amendment Agreement.

The foregoing descriptions of the terms of the Amendment Agreement are qualified in their entirety by reference to the provisions of the Amendment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “8-K”), which are incorporated by reference herein.

Amended and Restated Convertible Debenture

On the Effective Date, the Company issued and delivered to the Investor, and the Investor accepted from the Company, that certain Amended and Restated Convertible Debenture dated August 29, 2022 (the “Amended Debenture”), which amended and restated the terms of the Original Debenture in its entirety. The amendments to the Original Debenture are principally provide for the following:

1.	The amended principal amount shall reflect the outstanding balance on the Original Debenture (without any adjustment) as of August 29, 2022;

2.	The “Maturity Date” shall be January 29, 2023;

3.	The Company shall not have the right to prepay any amounts due under the Amended Debenture prior to the Maturity Date without the Investor’s prior written consent;

4.	The “Conversion Price” shall mean, as of any Conversion Date (as defined in the Amended Debenture) or other date of determination, the lower of (y) $1.50 or (z) 85% of the lowest daily VWAP during the 7 consecutive Trading Days (as defined in the Amended Debenture) immediately preceding the Conversion Date or other date of determination, but not lower than $0.20 per share of common stock.

The Amended Debenture contains customary events of default, , including the failure to file with the SEC all Periodic Reports (as defined in the Amended Debenture), indemnification obligations of the Company, and other obligations and rights of the parties.

The foregoing descriptions of the terms of the Amended Debenture are qualified in their entirety by reference to the provisions of the Amended Debenture filed as Exhibit 10.2 to this 8-K, which are incorporated by reference herein.

Escrow Agreement

On the Effective Date, the Company also entered into an escrow agreement (the “Escrow Agreement”), dated August 29, 2022 with the Investor and Transfer Online, Inc. (“Escrow Agent”). In lieu of making the next payment due under the Amended Debenture directly to the Investor, the Company and the Investor have agreed that the Company shall deposit such payment $8,333,333.50 (the “Deposit”), into an escrow account (“Escrow Account”) established and maintained by Escrow Agent on the terms and conditions contained in the Escrow Agreement. On or prior to September 1, 2022, the Company agreed to deliver the Deposit directly to the Escrow Agent by wire transfer. If, on or prior to September 12, 2022, the Company files with the SEC all Initial Periodic Reports (as defined in the Amendment Agreement) required to be filed by the Company under applicable laws and regulations so as to be current on all of its periodic SEC filings as of such date, the Investor has agreed to then promptly deliver written instructions to the Escrow Agent to promptly disburse the Deposit (without interest) to the Company. If the Company fails to file all Initial Periodic Reports (as defined in the Amendment Agreement) by September 12, 2022, then upon receipt of written instructions from the Investor the Escrow Agent shall promptly disburse the Deposit (without interest) to the Investor, which amount shall reduce the outstanding balance on the Amended Debenture in accordance with the terms thereof.

The foregoing descriptions of the terms of the Escrow Agreement are qualified in their entirety by reference to the provisions of the Escrow Agreement filed as Exhibit 10.3 to this 8-K, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Amended Debenture discussed in Item 1.01 of this 8-K is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment Agreement dated August 29, 2022.
10.2	Amendment and Restated Convertible Debenture dated August 29, 2022.
10.3	Escrow Agreement dated August 30, 2022.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: August 31, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer